CONTRACT DE VANZARE A SOFTWARE-ULUI XTRIBE

Incheiat azi 21/05/2014 intre:

TWODOUBLEU S.R.L., societate cu raspundere limitata, cu sediul in Romania, Timisoara, str. Felix, nr. 4/A, camera 10, jud. Timis, J35/688/2012, cod fiscal RO 29952484, reprezentata prin administrator Dal Monte Enrico, in calitate de Vanzator
Si
XTRIBE LTD, societate cu raspundere limitata, cu sediul in Anglia, W1B 4EZ Londra, Regent Street 99-101, Victory House 1st Floor, inregistrata in registrul firmelor sub nr. 07878011, cod fiscal 139786068, reprezentata prin administrator Dal Monte Enrico, in calitate de Cumparator

Art.1. Obiectul contractului il constituie transferul din partea vanzatorului in favoarea cumparatorului a dreptului de proprietate intelectuala asupra marcii si asupra dezvoltarii software-ului XTRIBE in stadiul in care se afla si sub toate formele, la momentul prezentei. La incheierea contractului de vanzare si la plata pretului convenit, cumparatorul nu va mai avea nicio obligatie rezultata din prezentul contract fata de Twodoubleu Srl. Cumparatorul va fi unicul titular al tuturor drepturilor de proprietate si a drepturilor comerciale legate de software-ul XTRIBE.

Art.2. Pretul pentru care vanzatorul vinde software-ul cumparatorului este 71.000 euro, platibil la incheierea contractului.

Art.3. Vanzatorul declara ca software-ul este in proprietatea si disponibilitatea lui deplina si nu face obiectul vreunui sechestru sau vreunei sarcini de orice fel.

Art.4. Ca efect al vanzarii toate drepturile legate de software-ul XTRIBE se transmit din patrimoniul vanzatorului in patrimoniul cumparatorului.

Incheiat azi 21/05/2014 in doua exemplare originale.

CONTRACT FOR THE SALE OF THE SOFTWARE XTRIBE

Completed today 21/05/2014 between:

TWODOUBLEU S.R.L., limited liability company, with registered office in Romania, Timisoara, Felix street, no. 4/A, room 10, Timis county, J35/688/2012, tax identification number RO 29952484, represented by director Dal Monte Enrico, as Seller
And
XTRIBE LTD, limited liability company, with registered office in England, W1B 4EZ London, Regent Street 99-101, Victory House 1st Floor, registered under no. 07878011, tax identification number 139786068, represented by director Dal Monte Enrico, as Buyer

Art.1. The object of the contract is the transfer from the buyer to the seller of the intellectual property rights over the trademark and the software development XTRIBE in the present stage and in all its forms. At the conclusion of the sale and payment of the price agreed upon, the buyer will not have any liability arising from this contract towards Twodoubleu Srl. The Buyer will be the sole owner of all property rights and commercial rights relating to the software XTRIBE.

Art.2. The price for which the seller sells the software to the buyer is 71.000 euro, payable at the conclusion of the contract.

Art.3. The Seller states that the software is in its full ownership and availability and is not subject to any seizure or any obligation whatsoever.

Art.4. As a result of the sale, all rights of ownership of the software XTRIBE are transmitted from the seller to the buyer.

Subscribed today 21/05/2014 in two originals.

Vanzator/Seller

Cumparator/Buyer